EXHIBIT 10.1


                         EMPLOYMENT AGREEMENT AMENDMENT


     This Employment Agreement Amendment (hereinafter referred to as "this Amendment") is made on this 19th day of July, 2004, by and between Occidental Petroleum Corporation, a Delaware corporation (hereinafter referred to as "Employer"), and Dale R. Laurance (hereinafter referred to as "Employee").



                                   WITNESSETH:

     WHEREAS, Employee has been serving as President of Employer pursuant to a written agreement dated as of November 17, 2000, (the "2000 Employment Agreement"); and

     WHEREAS, Employee has informed Employer that Employee wishes to retire from his current position as President of Employer, and Employer wishes to ensure an orderly management transition and also retain access to Employee's background and expertise; and

     WHEREAS, therefore, the parties now desire to amend the 2000 Employment Agreement, as provided herein, to provide for such a retirement arrangement designed to satisfy the foregoing criteria; and

     WHEREAS, Employer and Employee have agreed to such arrangement, on the terms and conditions specified in this Amendment; and

     WHEREAS, in order to formalize and conclude the foregoing arrangement, the parties now desire to enter into this Amendment, and thereby amend the 2000 Employment Agreement as specified herein, in order that the 2000 Employment Agreement, as amended herein, shall specify the rights and obligations of the parties with respect to such arrangement; and

     WHEREAS, the 2000 Employment Agreement, as amended by this Amendment, is hereinafter referred to in this Amendment as, "the Amended 2000 Employment Agreement";


                                     1 of 5

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, Employer and Employee hereby agree as follows:

     1.   The Retirement Arrangement: Timeframe, Duties and Services.
          -----------------------------------------------------------

          (a) The Pre-Retirement Period ("Phase I"). Effective as of the date hereof, Employee shall continue to be employed under the terms and conditions of the Amended 2000 Employment Agreement for a period of time, hereafter referred to as "Phase I", commencing on the date hereof and continuing through December 31, 2004, subject to the early termination provisions of the Amended 2000 Employment Agreement. During Phase I, Employee shall, subject to clause 1(d) below, serve as President of Employer. At the end of Phase I, Employee will cease to be an employee of Employer.

          (b) The Post-Retirement Period ("Phase II"). Unless the Amended 2000 Employment Agreement terminates pursuant to clause 11(a) of that Agreement, at the earlier of (i) the date as of which Phase I is terminated (other than as a result of clause 11(a) of the Amended 2000 Employment Agreement), or (ii) on January 1, 2005, Employee shall commence the post-retirement period of his relationship hereunder as a consultant for the period of time specified in the Consulting Agreement (the "Consulting Agreement") attached hereto as Annex I. As part of this Amendment, the parties have executed the Consulting Agreement with an effective date of January 1, 2005.

          (c) Compliance with Company Policies. In performing all duties and services hereunder, Employee shall comply with Employer's Code of Business Conduct and Corporate Policies, as the same may be amended from time to time.

          (d) Change of Duties and Services. During Phase I Employer may change or alter the duties and services of Employee at any time as it may from time-to-time elect in its sole discretion, and in such event Employee shall serve in such other capacity and perform such other duties and services for Employer or any of the subsidiaries of Employer or any corporation affiliated with Employer as Employer may direct; provided, however, that no such change or alteration shall affect the salary and bonus provisions set forth in Sections 4 and 5 of the Amended 2000 Employment Agreement.


                                     2 of 5

     2.   Specific Provision Amendments to the 2000 Employment Agreement.
          ---------------------------------------------------------------

     In order to effectuate the purpose and intent of this Amendment, the following provisions of the 2000 Employment Agreement are hereby amended in the manner specified below:

          (a) Section 1 Term. The first sentence of Section 1 ("Term") of the 2000 Employment Agreement is hereby deleted in its entirety, and the following sentence is substituted in its place:

               "This Agreement shall be in effect for a period of time (the "Term") commencing on November 9, 2000 (the "Effective Date") and expiring on December 31, 2004, unless earlier terminated in accordance with the provisions hereof."

          (b) Section 6 Deferred Compensation. The second sentence of Section 6 ("Deferred Compensation") of the 2000 Employment Agreement, commencing with the words, "Any such deferral..." and ending with the words, "...Deferred Compensation Plan" is hereby deleted in its entirety, and the following sentence substituted in its place:

               "Any such deferred compensation shall not be forfeitable and shall bear interest at a rate no less favorable than the highest rate then made available to any other senior officer who is provided with the right to defer compensation under the COMPANY's deferred compensation arrangements."

          (c) Section 7 Employee Benefits. The reference to "11(d)" in the second paragraph of Section 7 ("Employee Benefits") of the 2000 Employment Agreement (i.e. the paragraph commencing with the words, "If EMPLOYEE's employment..." and ending with the words, "... of such payments.") is hereby deleted, and the word "or" is moved to appear between "11(b)" and "11(c)", so that the amended phrase will provide: "If EMPLOYEE's employment is terminated hereunder, pursuant to Section 11(b) or 11(c) hereof, ..."


                                     3 of 5

          (d) New Subsection 8 (f) Vesting of Stock Incentives. The following new provision is hereby added to Section 8 ("Supplemental Benefits"):

               "(f) Vesting of Stock Incentives. All of EMPLOYEE's outstanding stock options, restricted stock and long-term stock incentives shall be and become fully vested effective as of 11:59 p.m. (PST) on December 31, 2004; provided, however, that the amount or amounts actually paid to EMPLOYEE in respect of any performance stock awards, if any, will be as determined by the Executive Compensation and Human Resources Committee (the "Committee") of the Board of Directors of COMPANY at the end of each relevant performance period designated in such awards, and any such payments will be made at the time specified in such awards (i.e. after the designated performance period and after such determination by the Committee)."

          (e) Subsection 11(d) "Constructive Termination". Subsection 11(d) "Constructive Termination" of the 2000 Employment Agreement is hereby deleted in its entirety.

     3.   Non-Disclosure of Information.
          ------------------------------

     Employee agrees that he will not divulge to any person, nor use to the detriment of Employer or any of its affiliates or subsidiaries, nor use in any business or process of manufacture competitive with or similar to any business or process of manufacture of Employer or any of its affiliates or subsidiaries, at any time during employment by Employer or thereafter, any trade secrets or confidential information obtained during the course of his employment with Employer, without first obtaining the written consent of Employer (which consent shall not be unreasonably withheld to the extent any disclosure of Employee is required by applicable law or regulation or applicable order of any court or governmental agency).

     4.   Prior Agreement.
          ----------------

     The Amended 2000 Employment Agreement supersedes and replaces any and all previous agreements and understandings between the parties, including without limitation the 2000 Employment Agreement; provided, however, that Employee shall be paid the salary and retain the bonus entitlement for 2004 in each case as provided in Sections 4 and 5 of the 2000 Employment Agreement.


                                     4 of 5

     IN WITNESS WHEREOF, the parties hereto have executed this Amended 2000 Employment Agreement the day and year first above written.


                                        OCCIDENTAL PETROLEUM CORPORATION
                                        Employer


                                        By:   /s/ R. R. IRANI
                                            ----------------------------
                                              Dr. Ray R. Irani


                                        /s/ DALE R. LAURANCE
                                        --------------------------------
                                        Dale R. Laurance
                                        Employee

                                                                         ANNEX I



                              CONSULTING AGREEMENT


     This Consulting Agreement (the "Agreement") is entered into effective the 1st day of January, 2005, by and between Occidental Petroleum Corporation, a Delaware Corporation ("OPC") and Dale R. Laurance ("Consultant").



                                   WITNESSETH:

     WHEREAS, Consultant has been employed as an employee of OPC since 1984; and

     WHEREAS, pursuant to the terms of the Employment Agreement, dated November 17, 2000, as amended July 19, 2004 (the "Amended 2000 Employment Agreement"), between the Consultant and OPC, Consultant retired from full-time employment with the Corporation as of December 31, 2004; and

     WHEREAS, in recognition of Consultant's unique background with and knowledge of OPC, the parties now desire to provide for the availability of Dale
R. Laurance solely on a consulting basis;


     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, the parties agree as follows:

     1. Services. Effective as of the date hereof, Consultant shall be available to render services to OPC as a consultant for the period from January 1, 2005 through December 31, 2009 (the "Consultant Term"). Consultant's consultation services shall be limited to those services which the Chairman of the OPC Board of Directors requests from time to time. Consultant shall make himself available for such consultation services in OPC's offices and elsewhere as determined by OPC.

     2. Compensation. During the Consultant Term, OPC shall compensate Consultant at the monthly rate of forty-one thousand six hundred sixty-seven dollars ($41,667) (the "Monthly Retainer"), payable semimonthly. Consultant shall have no entitlement or expectation of any bonus payment or payments for his services under this Consulting Agreement.

     3. Life Insurance Benefits. Consultant has a specific life insurance benefit provided under Clause 8(b) of the Amended 2000 Employment Agreement. In addition to that benefit, during the Consultant Term, OPC shall provide Consultant with additional life insurance coverage in the amount of one million thirty thousand dollars ($1,030,000). The life insurance benefits referred to in this paragraph are the only life insurance benefits which OPC is obligated to provide to Consultant under this Agreement and the Amended 2000 Employment Agreement, i.e. the $2,060,000 coverage under Clause 8(b) of the Amended 2000 Employment Agreement and during the Consultant Term the $1,030,000 coverage specified in this Paragraph 3.

     4. Non-Disclosure of Information. Without the prior written consent of OPC (which consent shall not be unreasonably withheld to the extent any disclosure by Consultant is required by applicable law or regulation or applicable order of any court or governmental agency), Consultant shall not divulge to any person, business, firm, corporation or government entity, nor use to the detriment of OPC, or any of its subsidiaries, nor use in any business, venture, or any organization of any kind, or in any process of manufacture, production or mining, at any time, except as necessary in performing services for OPC;

          (a) Any OPC trade secrets in any form, including without limitation, all graphic material, forms, documents, data and information; and

          (b) Any OPC confidential information in any form, including without limitation, concerning inventions, discoveries, improvements, methods, technology, business plans, environmental plans, audits, reviews or other investigatory processes, procedures and practices, enterprises, exploration, mining or drilling information, manufacturing information, plant design, location or operation, financial results, reports or similar information, or any other OPC confidential information affecting or concerning the business or operation of OPC or any of its directors, officers or employees developed, acquired, used by or disclosed to Consultant in the performance of his services at any time in any capacity for OPC.

     5. Maintenance of Documents. Consultant agrees that he will forever keep in strictest confidence (and will not deliver to anyone else) any and all notes, notebooks, memoranda, documents, computer discs, manuals, files, and phone lists and, in general, any and all information and material in his possession or control affecting or concerning OPC's business or operations.

     6. Reimbursement of Expenses. For the term of this Agreement, OPC shall reimburse Consultant for all of his reasonable and actual business expenses incurred in connection with providing services specified hereunder, including providing him with one full-time secretary, who shall be a full-time employee of OPC and whose salary and benefits shall be paid by, and subject to the approval of, OPC, and information technology and telecommunications services equivalent to that he used during his employment at OPC. OPC shall allow Consultant the use of the OPC corporate aircraft on a "when available" basis (as determined solely by OPC), subject to Consultant's obligation to reimburse OPC for the costs of the use of such aircraft when it is used for personal matters, consistent with the reimbursement policies and practices applicable to OPC Vice Presidents under such circumstances.

     7. Termination. OPC may terminate this Agreement for cause, and Consultant may terminate this Agreement at any time for any reason upon thirty
(30) days' notice to OPC. This Agreement will terminate automatically upon the death of Consultant.

     8. No Other Severance Benefits. Notwithstanding anything in this Agreement to the contrary, Consultant hereby acknowledges and agrees that this Agreement is in lieu of, and because he has entered into this Agreement he is automatically ineligible for and disqualified from participating in, any and all plans, programs or arrangements of severance, separation, termination or pay continuation announced or maintained heretofore or hereafter by OPC or any of its subsidiary or affiliated companies.

     9. Nature of Relationship. Consultant's relationship with OPC shall be as an independent consultant, and not as an employee.

     10. Rights under Amended 2000 Employment Agreement. This Consulting Agreement shall in no way impair the rights and benefits provided to Consultant in the Amended 2000 Employment Agreement. Consultant shall retain his stated entitlement to Oxy payments provided for in such agreement whether or not such payments take place during the Consultant Term of the Consulting Agreement.

     11. No Other Employment Agreements. Except as provided in Section 10 above, as of the date of this Agreement, any other existing employment or consulting agreement, or any plan, program or arrangement of severance, separation, termination, or pay continuation, oral, written or implied, between Consultant and OPC shall be deemed to be terminated and of no further force or effect. Further, the parties agree and acknowledge that this Agreement constitutes and contains the entire agreement and understanding of the parties concerning the subject matters hereof, and supersedes and replaces all prior negotiations, proposed agreements, or agreements, written or oral or implied. The parties each acknowledge, one to the other, that no other party, nor any agent or attorney of any other party, has made any promise, representation, or warranty whatsoever (express, implied or statutory), not contained herein, concerning the subject matters hereof to induce them to execute this Agreement and that they have not executed this Agreement in reliance upon any such promise, representation, or warranty not contained herein. The parties further agree that any oral representations or modifications concerning this instrument shall be of no force or effect, and that this Agreement can only be modified by a writing, signed by all of the parties hereto.

     12. Arbitration. In the event of any dispute rising out of this Agreement, Consultant and OPC agree that any such dispute shall be decided exclusively by neutral binding arbitration conducted in Los Angeles, California, in accordance with the then current rules of the American Arbitration Association in effect in Los Angeles, California, applicable to employment disputes. In the event the parties are unable to agree upon an arbitrator, they shall select from a list of seven (7) arbitrators designated by the American Arbitration Association. This Agreement to resolve any disputes by binding arbitration shall extend to claims by Consultant against any OPC Releasees and shall apply as well, to the full extent permitted by law, to claims arising out of local, state and federal common law, statutes and ordinances. However, Consultant and OPC shall retain whatever rights to injunctive relief as may be available under applicable laws concerning any claims, and any dispute or claim in connection with the receipt of benefits under any benefit plan shall be governed by the claims procedures under the applicable plan.

     13. Severability. Should any part of this Agreement, with the exception of Paragraphs 1 and 2, be declared or determined by any court or other tribunal of appropriate jurisdiction to be invalid or unenforceable, any such invalid or unenforceable part, term or provision shall be stricken and severed from this Agreement and all other terms of the Agreement shall remain in full force and effect to the fullest extent permitted by law.

     14. Assignment. This Agreement is a personal service arrangement with Consultant, and, as such, is not assignable by him with the exception of Consultant's right to designate a payee for the payments hereunder. This Agreement shall be binding upon Consultant, his heirs, executors and assigns and upon OPC, its successors and assigns.

     15. Governing Law. This Agreement is made and entered into in the State of California, and shall be governed by and construed in accordance with the laws of the State of California, without regard to principles of conflict of laws.

     16. Change of Control of Employer. No Change of Control of Employer (as defined below) shall be deemed to amend the terms and conditions of this Agreement. For purposes of this Agreement, a "Change of Control of Employer" shall be deemed to have occurred if, after the date of this Agreement, any person, corporation or other entity becomes the beneficial owner, directly or indirectly, of 25% or more of the combined voting power of Employer's then outstanding voting securities.


     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on July 19, 2004.

                                   OCCIDENTAL PETROLEUM CORPORATION
                                   Employer


                                   By:
                                       ----------------------------
                                        Dr. Ray R. Irani


                                   CONSULTANT


                                   --------------------------------
                                   Dale R. Laurance